UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 22, 2008

Aon Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	1-7933	36-3051915
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 East Randolph Street, Chicago, Illinois (Address of Principal Executive Offices)		60601 (Zip Code)

Registrant’s telephone number, including area code: (312) 381-1000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                           Entry into a Material Definitive Agreement.

On August 22, 2008, Aon Corporation, a Delaware corporation (“Aon”), and Benfield Group Limited, a Bermuda company and an independent insurance intermediary (“Benfield”), issued an announcement (the “Announcement”) under Section 2.5 of the U.K. City Code on Takeovers and Mergers (the “Code”) disclosing that they have reached a definitive agreement pursuant to which Aon will acquire all of the share capital of Benfield (the “Acquisition”).  The Acquisition will be effected by a newly-formed, wholly-owned Bermuda subsidiary of Aon through an amalgamation under the Bermuda Companies Act for an aggregate cash purchase price of £844 million or £3.50 per Benfield share.  Also on August 22, 2008, Aon and Benfield contemporaneously entered into an Implementation Agreement (the “Implementation Agreement”), which sets forth certain key terms relative to the Acquisition.

The Acquisition, which both Aon and Benfield have agreed in the Implementation Agreement will be subject to the Code, is subject to, among other things, the parties obtaining certain antitrust and regulatory approvals including those required in the United States, United Kingdom and Bermuda, and certain other representations, warranties and covenants of Aon and Benfield contained in the Implementation Agreement and the Announcement.  In addition, Benfield will be obligated pursuant to the terms of the Implementation Agreement to pay Aon a fee equal to one percent of the purchase price in the event the Acquisition is not completed due to the occurrence of specific events.  The Implementation Agreement also contains certain non-solicitation covenants applicable to Benfield and certain matching rights granted to Aon.

The Acquisition is also subject to obtaining the approval of seventy-five percent (75%) of the Benfield shareholders present and voting at a special general meeting of the Benfield shareholders (the “Meeting”).  Aon has received irrevocable undertakings from the certain directors of Benfield that indicate their intent to approve the Acquisition at the Meeting.

The foregoing summary is qualified in its entirety by reference to the Announcement and the Implementation Agreement, copies of which are attached hereto as Exhibits 2.1 and 2.2, respectively, and are incorporated herein by reference.

Item 7.01              Regulation FD Disclosure.

On August 22, 2008, Aon and Benfield hosted an investor conference call to discuss the Acquisition that included the investor presentation attached hereto as Exhibit 99.1.

Item 8.01                                          Other Events.

On August 22, 2008, Aon and Benfield issued a joint press release (the “Press Release”) in the United States announcing the Acquisition.  A copy of the Press Release is attached hereto as Exhibit 99.2 and incorporated herein by reference.

As disclosed in Aon’s filings with the Securities and Exchange Commission, Aon’s Board of Directors previously approved a share repurchase program with a maximum aggregate repurchase authorization of $4.6 billion.  The agreement between Aon and Benfield does not alter any of the terms of the existing share repurchase program, including the aggregate amount authorized for repurchase under the program; however, Aon anticipates that repurchases under the share repurchase program will be discontinued until at least the first quarter of 2009.

Item 9.01                                             Financial Statements and Exhibits.

(a) - (c)          Not applicable.

(d)                                    Exhibits:

Exhibit Number	Description of Exhibit
2.1	Announcement dated August 22, 2008 of Aon Corporation and Benfield Group Limited.

2.2	Implementation Agreement dated August 22, 2008 between Aon Corporation and Benfield Group Limited.

99.1	Investor Presentation.

99.2	Press Release dated August 22, 2008 of Aon Corporation and Benfield Group Limited.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Aon Corporation

	By:	/s/ Christa Davies

Christa Davies Executive Vice President and Chief Financial Officer

Date: August 22, 2008

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
2.1	Announcement dated August 22, 2008 of Aon Corporation and Benfield Group Limited.

2.2	Implementation Agreement dated August 22, 2008 between Aon Corporation and Benfield Group Limited.

99.1	Investor Presentation.

99.2	Press Release dated August 22, 2008 of Aon Corporation and Benfield Group Limited.